Exhibit 99.1

Finish Line Declares Quarterly Cash Dividend

INDIANAPOLIS, October 13, 2016 – The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has declared a quarterly cash dividend of $0.10 per share of outstanding common stock. The quarterly cash dividend will be payable on December 12, 2016 to shareholders of record as of November 25, 2016.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 980 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine  or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates JackRabbit (previously referred to by the company as Running Specialty Group), which includes 70 specialty running stores in 17 states and the District of Columbia under the JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter at Twitter.com/JackRabbit or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Dianna L. Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
(317) 613-6577	(317) 613-6914

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